Exhibit 10.13

                  THIS AMENDMENT, made this 23rd day of September, 1998, by and between HEALTHWORLD CORPORATION, a Delaware corporation, with offices at 100 Avenue of the Americas, New York, New York 10013 (the "Company"), and STUART DIAMOND, an individual residing at 22 Woodland Place, Great Neck, New York 11021 (the "Employee"), amends that certain Employment Agreement, dated as of August 18, 1997 (the "Employment Agreement"), between the Company and the Employee. Capitalized terms not otherwise defined herein are used herein as defined in the Employment Agreement.

                  WHEREAS, the Company and the Employee have previously entered into the Employment Agreement;

                  WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein; and

                  WHEREAS, all terms and conditions of the Employment Agreement, other than as specifically amended hereby, shall remain in full force and effect;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                  1. Amendments to the Employment Agreement. Effective as of the date hereof, the Employment Agreement is hereby amended as follows:

                  (a) Section 7.5 of the Employment Agreement is hereby amended by (i) inserting the words "other than upon the occurrence of, or within two years following, a Change in Control (as defined in Section 7.6(b)) of the Company" immediately after the phrase "for any reason whatsoever" contained therein, and (ii) replacing the words "six (6) months Base Salary" contained therein with the words "twelve
         (12) months Base Salary."

                  (b) Section 7.6 of the Employment Agreement is hereby deleted in its entirety and the following new Section 7.6 is hereby inserted in its place:

                           "7.6(a) Notwithstanding the foregoing, in the event
                  that the Employee's employment is terminated during the term of this Agreement (i) by the Employee upon 30 days prior written notice to the Company for Good Reason (as defined in Section 7.6(c)), or (ii) by the Company (in such case such termination shall be valid only upon receipt by the Employee of 30 days prior written notice of such termination), in either case within two years following a Change in Control of the Company, the Employee shall be entitled to receive
                  (A) an amount equal to Employee's full Base Salary and all other compensation (including, without limitation, any bonuses) accrued but not yet paid through the date of termination of Employee's employment, (B) an amount, payable in cash by the Company on the date of termination of Employee's employment, equal to (i) Employee's annual cash bonus for the fiscal year prior to the year in which Employee's employment is terminated plus (ii) the greater of Employee's 18 months Base Salary in effect immediately prior to the date of the Change in Control of the Company or the Employee's 18 months Base Salary in effect on the date of termination of Employee's employment; provided, however, that in the event that Employee's employment is terminated pursuant to this
                  Section 7.6(a) after the one-year anniversary but on or prior to the two year anniversary following a Change in Control of the Company, Employee shall only be entitled to receive from the Company an amount equal to (x) Employee's annual cash bonus for the fiscal year prior to the year in which Employee's employment is terminated plus (y) twelve months Base Salary (as determined in this clause (B)), (C) any benefits then vested under any benefit plans and otherwise payable in accordance with the provisions of the applicable benefit plan and applicable laws, and (D) continued coverage (net of any Employee contributions) to the extent any such coverage was provided immediately prior to the termination of Employee for medical, health, hospital and disability insurance for a period of 12 months following the date of termination of Employee's employment under the benefit plans maintained by the Company or any of the Company's United States subsidiaries for its senior management or employees generally in accordance with the terms thereof, or if the Company is unable to provide such coverage under its benefit plans as they may from time to time be in effect, the Company will provide or pay (without gross-up for taxes), at the Company's sole discretion, for coverage (net of any Employee contributions) having substantially the same aggregate value as the coverage provided under such plans.

                           (b) For purposes hereof, a "Change in Control" of
                  the Company shall occur or be deemed to have occurred only if any of the following events occurs:

                           (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as the ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the

                           Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

                           (ii) individuals who, as of September 23, 1998 (the "Effective Date"), constitute the Board of Directors of the Company (as of the Effective Date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                           (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                           (c) As used herein, the term "Good Reason" means
                  the occurrence after a Change in Control of the Company of any of the following circumstances:

                           (i) Any diminution in the Employee's position, duties, responsibilities, title or office as in effect immediately prior to a Change in Control;

                           (ii) Any reduction in the Employee's annual Base Salary as in effect on the date hereof or as the same may be increased from time to time;

                           (iii) The failure of the Company to continue in effect any material compensation or benefit plan in which the Employee participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as existed at the time of the Change in Control or the failure by the Company to award cash bonuses to its executives in amounts substantially consistent with past practice in light of the Company's financial performance;

                           (iv) the failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Employee with the number of paid vacation days to which he is entitled in accordance with the Company" normal vacation policy in effect at the time of the Change in Control or in accordance with any agreement between the Employee and the Company existing at the time of the Change in Control;

                           (v) any requirement by the Company or of any person in control of the Company that the location at which the Employee performs his principal duties for the Company at the time of the Change in Control (the "Prior Location") be changed to a new location outside a radius of 35 miles from such Prior Location;

                           (vi) any requirement by the Company or of any person in control of the Company that the Employee travels on an overnight basis to an extent not substantially consistent with his business travel obligations immediately prior to a Change in Control of the Company;

                           (vii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement; or

                           (viii) any purported termination of the Employee's employment which is not effected pursuant to this
                           Section 7.6, which purported termination shall not be effective for purposes of this Agreement."

                  2. Effective on the Employment Agreement. All terms and conditions of the Employment Agreement, other than as specifically amended hereby, shall remain in full force and effect.

                  3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the day and year first above written.

                                   HEALTHWORLD CORPORATION

                                   By:       /s/ Steven Girgenti
                                       --------------------------------
                                       Steven Girgenti, Chairman of the
                                       Board and Chief Executive Officer

                                            /s/ Stuart Diamond
                                       --------------------------------
                                                Stuart Diamond